As filed with the Securities and Exchange Commission on June 21, 2006.
Registration No. 333- 126958

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1 to

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NET 1 UEPS TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Florida	65-0903895
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

President Place, 4th Floor
Cnr. Jan Smuts Avenue and Bolton Road
Rosebank, Johannesburg, South Africa
(Address of principal executive offices)	(Zip Code)

2004 STOCK INCENTIVE PLAN OF
NET 1 UEPS TECHNOLOGIES, INC. AND ITS SUBSIDIARIES
(Full title of the plan)

(Name, address and telephone
number of agent for service)	(Copy to:)

Dr. Serge C.P. Belamant	Marjorie Sybul Adams, Esq.
Net 1 UEPS Technologies, Inc.	DLA Piper Rudnick Gray Cary US LLP
President Place, 4th Floor	1251 Avenue of the Americas
Cnr. Jan Smuts Avenue and Bolton Road	New York, NY 10020
Rosebank, Johannesburg, South Africa	Tel: (212) 335-4500
Tel: (2711) 343-2000	Fax: (212) 335-4501
Fax: (2711) 880-7080

EXPLANATORY NOTE

          Pursuant to a Registration Statement on Form S-8 filed by Net 1 UEPS Technologies, Inc., a Florida corporation (the “Registrant”), with the Securities and Exchange Commission (“SEC”) on July 28, 2005 (File No. 333-126958) (the “Registration Statement”), the Registrant registered 2,906,980 shares of its common stock issued or to be issued under the 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. and Its Subsidiaries (the “Plan”). The Board of Directors of the Registrant has adopted the First Amendment to the 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. (the “Amendment”) which revised the definition of “fair market value” set forth in the Plan and modified the methods of payment available to exercise stock options awarded pursuant to the terms of the Plan. The Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to file the Amendment as an exhibit to the Registration Statement.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Johannesburg, Republic of South Africa on the 21st day of June, 2006.

NET 1 UEPS TECHNOLOGIES, INC.

By:	/s/ Dr. Serge C.P. Belamant
Name: Dr. Serge C.P. Belamant
Title: Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Dr. Serge C.P. Belamant	Chief Executive Officer, Chairman of the	June 21, 2006
Dr. Serge C.P. Belamant	Board and Director
(Principal Executive Officer)

Chief Financial Officer, Treasurer,
/s/ Herman Gideon Kotze	Secretary	June 21, 2006
Herman Gideon Kotze	and Director
(Principal Financial and Accounting
Officer)

A majority of the Board of Directors:

Dr. Serge C.P. Belamant, Herman Gideon Kotze, Antony Charles Ball, Chad Leonard Smart, Christopher Stefan Seabrooke and Alasdair Jonathan Kemsley Pein, Paul Edwards, Florian P. Wendelstadt.

Signature	Title	Date

/s/ Dr. Serge C.P. Belamant	For himself and as Attorney-in-Fact	June 21, 2006
Dr. Serge C.P. Belamant

EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.6	First Amendment to the 2004 Stock Incentive Plan of Net 1 UEPS Technologies, Inc. And Its Subsidiaries (filed herewith).

24.1	Powers of Attorney (filed herewith).